Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Lisa Weser, Trailblaze
lisa@trailblaze.co
+1 (314) 625-4633

Arcadia Biosciences Announces Third-Quarter 2019 Financial Results and Business Highlights

-- Company announces plans for hemp seed sales, highlights first GoodWheatTM sales commitments and USDA approval of HB4® soybeans --

DAVIS, Calif. (Nov. 6, 2019) – Arcadia Biosciences, Inc. (Nasdaq: RKDA), a leader in science-based approaches to enhancing the quality and nutritional content of crops, today released its financial results and business highlights for the third quarter and first nine months of 2019.

“We achieved important progress during the third quarter in both product commercialization and continuing research and development in each of our three strategic crop categories – hemp, wheat and soy,” said Matthew Plavan, president and CEO. “We continue to lay the foundations for rapid revenue growth, across multiple product lines in 2020 and beyond, with notable acceleration of our hemp genetic innovations to enhance the enterprise value of our growing germplasm estate.”

Last week, the United States Department of Agriculture (USDA) issued their interim final rule for hemp production. This long-awaited guidance further codifies the contents of the 2018 Farm Bill and is the next step forward for the expansion of legal hemp cultivation in the United States.

With this new ruling, states must mandate procedures for testing hemp crops for tetrahydrocannabinol (THC), the psychoactive compound, and disposing of “hot” crops that exceed 0.3% THC.

“Now that the THC content of U.S. hemp crops will be closely monitored by the USDA, the hemp research we have underway in Hawaii and California is more valuable than ever,” said Plavan. “We are bringing modern breeding science and genomics technology to develop high-quality non-GM hemp varieties with improved uniformity, stability, resiliency and yield, enabling farmers to maximize the value and profitability of this newly-legal crop.”

Plavan continued, “As an agricultural technology company accustomed to working within USDA and the U.S. Food and Drug Administration (FDA) regulated sectors, we welcome these rules, which enable us to move forward with our plans for both cannabidiol (CBD) production and hemp germplasm improvement.”

Earlier this year, Arcadia gave guidance for significant revenue generation over the next two years, projected to exceed $10 million in 2020 and $30 million in 2021. Based upon this revenue growth, the company expects to generate net cash from operating activity by mid to late 2021, with sustained profitability thereafter.

“We are working hard every day to bring consumers new and improved healthy food options, while maintaining a single-minded focus: profitable growth,” said Plavan.

Recent Operating and Business Highlights

•

Arcadia Launches Archipelago Ventures, Hawaiian Hemp Joint Venture.  In Q3, Arcadia launched a strategic joint venture with Legacy Ventures Hawaii to grow, extract and sell superior sun-grown hemp. The partnership, ArchipelagoTM Ventures, joins Arcadia’s extensive genetic expertise, resources and cultivation facility in Hawaii with the proven extraction and commercial capabilities of Legacy and its partner Vapen CBD. The result is one vertically integrated supply chain, from seed to sale, enabling Archipelago to deliver superior hemp extract which harnesses the islands’ unique geographic and climate advantages for growing hemp year-round. The partnership also provides access to world class extraction facilities and a channel to key international markets for hemp and CBD. Since the JV launched in August, Archipelago has tripled its acreage in Hawaii with the addition of two new licensed growers.

•

Expanded hemp operations in three states. Arcadia established a hemp research facility in California in Q3, and recently partnered with an Oregon research company to conduct field research in that key hemp territory. As a result, Arcadia now has operational locations in three geographies to produce hemp and hemp seed – Hawaii, California and Oregon – and is well equipped to test varieties and advance breeding activities under multiple climate conditions with improved access to more germplasm. Arcadia plans to begin sales of hemp seed and hemp extracts, including CBD, in the fourth quarter.

•

Advanced hemp genomics and breeding platform development. Arcadia’s R&D team achieved key milestones in technology demonstration, producing its first unique variety and executing a number of varietal crosses to generate new performance characteristics and identify valuable attributes. The company expanded its genomics capabilities with new personnel to further accelerate trait development.

•

Global commercial agreement for GoodWheat. Arcadia signed a global collaboration agreement with Bay State Milling Company and Arista Cereal Technologies. The agreement secures a U.S. route to market for the company’s high fiber GoodWheat, which will enter the North American market as part of Bay State’s HealthSenseTM flour.  Arcadia has secured an initial purchase commitment from Bay State for bread wheat to be delivered in 2020.

•

USDA approval for HB4 Drought and Herbicide Tolerant Soybeans. HB4 soybeans are now approved by the three largest soybean producing nations: the United States, Argentina and Brazil. Full-scale launch in Argentina will occur once China grants import approval, which is expected in late 2020. In the meantime, Verdeca, a joint venture with Bioceres Crop Solutions, is in negotiations with several commercial partners and soybean producers to prepare the North American market for this new trait.

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	Favorable / (Unfavorable)		2019	2018	Favorable / (Unfavorable)
			$	%			$	%
Total revenues	392	370	22	(6)%	753	1,020	(267)	(26)%
Total operating expenses	6,585	4,469	(2,116)	(47)%	16,145	13,536	(2,609)	(19)%
Loss from operations	(6,193)	(4,099)	(2,094)	(51)%	(15,392)	(12,516)	(2,876)	(23)%
Net (Loss) income	(14,187)	4,450	(18,637)	(419)%	(22,562)	(12,834)	(9,728)	(76)%

Revenues

In the third quarter of 2019, revenues were $392,000, compared to revenues of $370,000 in the third quarter of 2018 and first nine months 2019 revenues were $753,000, compared to $1.0 million during the same period of 2018. The $267,000 decrease in the nine-month period was largely the result of the wind down in government grant and contract research activity. Arcadia expects product and trait revenues from hemp and wheat to start replacing government grant and contract research revenues in the coming months.

Operating Expenses

Operating expenses in the third quarter and first nine months of 2019 were $6.6 million and $16.1 million, compared to $4.5 million and $13.5 million in the third quarter and first nine months of 2018. Cost of product revenues were $53,000 more in the third quarter of 2019 compared to the third quarter of 2018 due to higher GLA sales. There was a GLA inventory write-down in 2018 that was not present in 2019, which generated the $107,000 decrease in cost of product revenues from the first nine months of 2019 compared to the first nine months of 2018. Research and development (R&D) spending increased by $597,000 and $863,000 in the third quarter and first nine months of 2019 compared to the the same periods in 2018, primarily due to additional soybean pre-commercial activities, higher employee expenses and hemp related costs. General and administrative (SG&A) expenses for the third quarter of 2019 were $1.5 million and $1.9 million higher than in the third quarter and first nine months of 2018, mainly the result of additional employee-related expenses, consulting fees and stock compensation expense, as well as increased marketing and public relations activities. Third quarter 2019 stock compensation expense included $662,000 of one-time charges for the accelerated vesting of a consultant’s performance-based warrants and the modification of our former CEO’s stock options in connection with his separation.

Net Income (Loss)

Net loss for the third quarter of 2019 was $14.2 million, or ($2.04) per share, a 419 percent decrease from the $4.5 million net income recognized in the third quarter of 2018. Net loss for the first nine months of 2019 was $22.6 million, or ($4.01) per share, compared to the net loss of $12.8 million for the first nine months of 2018. The difference for both periods was largely due to the change in the fair value of the common stock warrant and common stock adjustment feature liabilities, which is driven by the number of common stock warrants outstanding, as well as the change in the stock price. Net loss for the third quarter and first nine months of 2019 included non-cash expense of $7.8 million and $6.8 million for the change in the fair value of common stock warrant and common stock adjustment feature liabilities, as compared to $8.4 million and $6.0 million of non-cash income recorded in the third quarter and first nine months of 2018.

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern (1:30 p.m. Pacific) today, November 6, to discuss third-quarter and first nine months financial results and key strategic achievements.

Interested participants can join the conference call using the following numbers:

U.S. Toll-Free Dial-In:	+1-844-243-4690
International Dial-In:	+1-225-283-0138
Passcode:	3489473

A live webcast of the conference call will be available on the “Investors” section of Arcadia’s website at www.arcadiabio.com. Following completion of the call, a recorded replay will be available on the company’s investor website.

About Arcadia Biosciences, Inc.

Arcadia Biosciences (Nasdaq: RKDA) develops and markets high-value food ingredients and nutritional oils that help meet consumer demand for a healthier diet. Arcadia’s GoodWheat™ branded ingredients deliver health benefits to consumers and enable consumer packaged goods companies to differentiate their brands in the marketplace. The company’s agricultural traits are being developed to enable farmers around the world to be more productive and minimize the impact of agriculture on the environment. Arcadia Specialty Genomics™ is a business unit within Arcadia Biosciences dedicated to the optimization and standardization of cannabis plant content, quality, resiliency and yield. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about the company and its products, including statements relating to components of the company’s long-term financial success and ongoing plans; the company’s traits, commercial products, and collaborations; and the company’s ability to manage the regulatory processes for its traits and commercial products. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s and its partners’ ability to develop commercial products incorporating its traits and to complete the regulatory review process for such products; the company’s compliance with laws and regulations that impact the company’s business, and changes to such laws and regulations; and the company’s future capital requirements and ability to satisfy its capital needs.  Further information regarding these and other factors that could affect the company’s financial results is included in filings the company makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” and additional information set forth in its Form 10-K for the year ended December 31, 2018. These documents are available on the SEC Filings section of the Investor Relations pages of the company’s website at www.arcadiabio.com.  All information provided in this release and in the attachments is as of the date hereof, and Arcadia Biosciences, Inc. undertakes no duty to update this information.

Arcadia Biosciences, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$20,541	$11,998
Short-term investments	10,355	9,825
Accounts receivable	127	165
Unbilled revenue	—	3
Inventories — current	1,843	181
Prepaid expenses and other current assets	740	704
Total current assets	33,606	22,876
Property and equipment, net	1,283	395
Right of use asset	1,911	—
Inventories — noncurrent	495	746
Other noncurrent assets	7	7
Total assets	$37,302	$24,024
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$5,016	$2,645
Amounts due to related parties	28	29
Notes payable - current	24	—
Unearned revenue — current	80	96
Operating lease liability — current	609	—
Other current liabilities	266	284
Total current liabilities	6,023	3,054
Notes payable — noncurrent	113	—
Operating lease liability — noncurrent	1,450	—
Common stock warrant liabilities	12,483	5,083
Other noncurrent liabilities	3,000	3,072
Total liabilities	23,069	11,209
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of September 30, 2019 and December 31, 2018; 8,646,149 and 4,774,919 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	49	45
Additional paid-in capital	214,423	191,136
Accumulated deficit	(200,928)	(178,366)
Total Arcadia Biosciences stockholders’ equity	13,544	12,815
Non-controlling interest	689	—
Total stockholders' equity	14,233	12,815
Total liabilities and stockholders’ equity	$37,302	$24,024

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Product	$216	$144	$485	$393
License	17	10	17	100
Contract research and government grants	159	216	251	527
Total revenues	392	370	753	1,020
Operating expenses:
Cost of product revenues	177	124	324	431
Research and development	1,931	1,334	5,387	4,524
Selling, general and administrative	4,477	3,011	10,434	8,581
Total operating expenses	6,585	4,469	16,145	13,536
Loss from operations	(6,193)	(4,099)	(15,392)	(12,516)
Interest expense	(3)	—	(3)	—
Other income, net	119	134	339	266
Initial loss on common stock warrant and common stock adjustment feature liabilities	—	—	—	(4,000)
Change in fair value of common stock warrant and common stock adjustment feature liabilities	(7,777)	8,421	(6,790)	5,986
Offering costs	(336)	(1)	(702)	(2,544)
Net (loss) income before income taxes	(14,190)	4,455	(22,548)	(12,808)
Income tax benefit (provision)	3	(5)	(14)	(26)
Net (loss) income	$(14,187)	$4,450	$(22,562)	$(12,834)
Net (loss) income per share:
Basic and diluted	$(2.04)	$0.93	$(4.03)	$(3.74)
Weighted-average number of shares used in per share calculations:
Basic and diluted	6,942,612	4,774,732	5,596,545	3,427,799
Other comprehensive income, net of tax
Unrealized losses on available-for-sale securities	(1)	(2)	—	(1)
Other comprehensive loss	(1)	(2)	—	(1)
Comprehensive (loss) income	$(14,188)	$4,448	$(22,562)	$(12,835)

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(22,562)	$(12,834)
Adjustments to reconcile net loss to cash used in operating activities:
Initial loss on common stock warrant and common stock adjustment feature liabilities	—	4,000
Change in fair value of common stock warrant and common stock adjustment feature liabilities	6,790	(5,986)
Offering costs	702	2,544
Depreciation and amortization	133	123
Lease amortization	530	—
Gain (Loss) on disposal of equipment	1	(3)
Net amortization of investment premium	(121)	(115)
Stock-based compensation	1,870	998
Changes in operating assets and liabilities:	—	—
Accounts receivable	38	1,038
Unbilled revenue	3	(164)
Inventories	(1,411)	301
Prepaid expenses and other current assets	(36)	(334)
Accounts payable and accrued expenses	2,425	(142)
Amounts due to related parties	(1)	(11)
Unearned revenue	(16)	(351)
Other current liabilities	3	—
Operating lease payments	(534)	—
Net cash used in operating activities	(12,186)	(10,936)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	1	10
Purchases of property and equipment	(878)	(89)
Purchases of investments	(18,458)	(22,871)
Proceeds from sales and maturities of investments	18,050	8,950
Net cash used in investing activities	(1,285)	(14,000)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock and warrants from June 2019 Offering	7,500	—
Payments of offering costs relating to June 2019 Offering	(663)	—
Proceeds from issuance of common stock and warrants from September 2019 Offering	10,000	—
Payments of offering costs relating to September 2019 Offering	(776)	—
Proceeds from issuance of common stock and warrants from Purchase Agreement	—	10,000
Payments of offering costs relating to Purchase Agreement	—	(1,308)
Proceeds from issuance of common stock and warrants from June 2018 Offering	—	14,000
Payments of offering costs relating to June 2018 Offering	(24)	(1,181)
Principal payments on notes payable	(2)	—
Proceeds from exercise of warrants	5,269	—
Proceeds from exercise of stock options and ESPP purchases	21	969
Capital contributions received from non-controlling interest	689	—
Net cash provided by financing activities	22,014	22,480
Net increase (decrease) in cash and cash equivalents	8,543	(2,456)
Cash and cash equivalents — beginning of period	11,998	9,125
Cash and cash equivalents — end of period	$20,541	$6,669
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$2	$24
NONCASH INVESTING AND FINANCING ACTIVITIES:
Offering costs in accounts payable and accrued expenses at end of period	$21	$—
Common stock warrants issued to placement agent and included in offering costs related to Purchase Agreement	$—	$526
Common stock warrants issued to placement agent and included in offering costs related to June 2018 Offering	$—	$239
Common stock warrants issued to placement agent and included in offering costs related to June 2019 Offering	$86	$—
Common stock warrants issued to placement agent and included in offering costs related to September 2019 Offering	$95	$—
Reclassification of common stock warrant liability balance with warrant exercises	$7,016	$—
Reclassification of common stock adjustment feature liability balance	$—	$8,378
Right of use assets obtained in exchange for new operating lease liabilities	$2,328	$—
Fixed assets acquired with notes payable	$139	$—
Purchases of fixed assets included in accounts payable and accrued expenses	$6	$—

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